Third Point Re Reports First Quarter 2017 Earnings Results
Net Income of $104.2 million
Diluted Earnings per Common Share of $0.98
HAMILTON, Bermuda, May 4, 2017, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its first quarter ended March 31, 2017.
Third Point Re reported net income of $104.2 million, or $0.98 per diluted common share, for the first quarter of 2017, compared to a net loss of $51.1 million, or $(0.49) per diluted common share, for the first quarter of 2016.
For the three months ended March 31, 2017, diluted book value per share increased by $0.88 per share, or 6.7%, to $14.04 per share as of March 31, 2017, from $13.16 per share as of December 31, 2016.
“We are very pleased with our first quarter performance, which resulted in a return on beginning shareholders’ equity of 7.4% for the quarter.  This was primarily driven by strong investment returns of 5.8% in the period,” commented Rob Bredahl, President and Chief Executive Officer.  “Reinsurance underwriting conditions remain challenging, and we have continued to maintain our underwriting discipline.  As a result, our gross premiums written were $146.4 million in the first quarter, which represented a 25.8% decrease compared to the prior year’s first quarter. Our combined ratio for the quarter was 106.3%, which was in line with expectations given current market conditions and the lines of business on which we focus. We finished the quarter with an asset leverage ratio of 1.52, which is within our target range and allows us to remain selective in our underwriting without diminishing our potential for solid book value growth with continued investment performance.”
“Our first quarter performance demonstrates the strength of our total return model.  Although reinsurance market conditions remain very difficult, we generated strong results due to solid performance from Third Point LLC, our investment manager.  The management transitions we announced during the quarter have gone smoothly and Rob and I look forward to continuing to work closely together with the team to ensure the ongoing success of Third Point Re,” commented John Berger, Chairman of the Board of Directors.
The following table shows certain key financial metrics for the three months ended March 31, 2017 and 2016:

	2017	2016
	($ in millions, except for per share data and ratios)
Gross premiums written	$146.4	$197.2
Net premiums earned	$138.0	$136.8
Net underwriting loss (1)	$(8.7)	$(6.6)
Combined ratio (1)	106.3%	104.9%
Net investment return on investments managed by Third Point LLC	5.8%	(2.0)%
Net investment income (loss)	$128.5	$(40.1)
Net investment income (loss) on float (2)	$36.1	$(8.3)
Net income (loss)	$104.2	$(51.1)
Diluted earnings (loss) per common share	$0.98	$(0.49)
Change in diluted book value per share (2)	6.7%	(3.7)%
Return on beginning shareholders’ equity (2)	7.4%	(3.7)%
Net investments managed by Third Point LLC (3)	$2,279.6	$2,191.6

(1)	See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.

(2)
Net investment income on float, change in diluted book value per share and return on beginning shareholders’ equity are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of net investment income (loss) on float, diluted book value per share and return on beginning shareholders’ equity.

(3)	Prior year comparatives represent amounts as of December 31, 2016.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written decreased by $50.8 million, or 25.8%, to $146.4 million for the three months ended March 31, 2017 from $197.2 million for the three months ended March 31, 2016.
The decrease in the three months ended March 31, 2017 compared to the prior year period was primarily due to one contract that did not renew as a result of underlying terms and conditions, partially offset by contracts renewed in the quarter that did not have comparable premiums in the prior year period and new contracts bound in the quarter.
Net premiums earned for the three months ended March 31, 2017 were consistent with the three months ended March 31, 2016.
For the three months ended March 31, 2017, we incurred $1.6 million, or 1.1 percentage points, of net favorable prior years’ reserve development. The $1.6 million of net favorable prior years’ reserve development for the three months ended March 31, 2017 was accompanied by net increases of $1.6 million in acquisition costs, resulting in minimal impact in net underwriting loss.
For the three months ended March 31, 2016, we incurred $0.1 million, or 0.1 percentage points, of net favorable prior years’ reserve development. The net $0.1 million of net favorable prior years’ reserve development was accompanied by net decreases of $0.1 million in acquisition costs, resulting in a net decrease of $0.2 million in net underwriting loss, or 0.2 percentage points.
Investments
The return on investments managed by Third Point LLC by asset class for the three months ended March 31, 2017 and 2016 was as follows:

	2017	2016
Long/short equities	5.2%	(1.1)%
Credit	0.2%	—%
Other	0.4%	(0.9)%
	5.8%	(2.0)%
For the three months ended March 31, 2017, each investment strategy contributed to returns.  Within equities, gains were led by investments in the healthcare and industrials portfolios and each sector generated positive results.  The gains in our long equity portfolio were partially offset by losses in our short equity positions, which included market hedges.  Performance in the credit strategy was driven by modest returns in our corporate credit portfolio.  The other strategy was also positive as returns from currency and arbitrage investments more than offset losses from macroeconomic hedges.
Share Repurchase Program
During the three months ended March 31, 2017, we repurchased 1,532,871 of our common shares in the open market for an aggregate cost of $18.9 million at a weighted average cost, including commissions, of $12.32 per share. Common shares repurchased by the Company were not canceled and are classified as treasury shares.
As of March 31, 2017, the Company may repurchase up to an aggregate of $73.7 million of additional common shares under its share repurchase program.
Conference Call Details
The Company will hold a conference call to discuss its first quarter 2017 results at 8:30 a.m. Eastern Time on May 5, 2017. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. first quarter earnings conference call.
A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13660643. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 12, 2017.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) fluctuation in results of operations; (ii) more established competitors; (iii) losses exceeding reserves; (iv) downgrades or withdrawal of ratings by rating agencies; (v) dependence on key executives; (vi) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (vii) dependence on financing available through our investment accounts to secure letters of credit and collateral for reinsurance contracts; (viii) potential inability to pay dividends; (ix) inability to service our indebtedness; (x) limited cash flow and liquidity due to our indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of our common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of our reinsurance licenses; (xv) potentially being deemed an investment company under U.S. federal securities law; (xvi) potential characterization of Third Point Reinsurance Ltd. and/or Third Point Re as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement our investment strategy; (xix) termination by Third Point LLC of our investment management agreements; (xx) risks associated with our investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting our reputation; (xxii) Third Point Reinsurance Ltd. and/or Third Point Re potentially becoming subject to U.S. federal income taxation; (xxiii) potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; (xxiv) changes in Bermuda or other law and regulation that may have an adverse impact on our operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including net investment income on float, book value per share, diluted book value per share and return on beginning shareholders’ equity, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and Business Development
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2017 and December 31, 2016
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2017	December 31, 2016
Assets
Equity securities, trading, at fair value (cost - $1,264,750; 2016 - $1,385,866)	$1,484,378	$1,506,854
Debt securities, trading, at fair value (cost - $919,246; 2016 - $1,036,716)	921,221	1,057,957
Other investments, at fair value	72,020	82,701
Total investments in securities	2,477,619	2,647,512
Cash and cash equivalents	11,829	9,951
Restricted cash and cash equivalents	334,813	298,940
Due from brokers	387,102	284,591
Derivative assets, at fair value	34,122	27,432
Interest and dividends receivable	8,003	6,505
Reinsurance balances receivable	421,034	381,951
Deferred acquisition costs, net	220,754	221,618
Other assets	14,079	17,144
Total assets	$3,909,355	$3,895,644
Liabilities and shareholders’ equity
Liabilities
Accounts payable and accrued expenses	$11,509	$10,321
Reinsurance balances payable	51,173	43,171
Deposit liabilities	105,778	104,905
Unearned premium reserves	565,243	557,076
Loss and loss adjustment expense reserves	625,786	605,129
Securities sold, not yet purchased, at fair value	217,836	92,668
Securities sold under an agreement to repurchase	16,524	—
Due to brokers	639,320	899,601
Derivative liabilities, at fair value	10,839	16,050
Performance fee payable to related party	30,857	—
Interest and dividends payable	2,361	3,443
Senior notes payable, net of deferred costs	113,599	113,555
Total liabilities	2,390,825	2,445,919
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 107,182,083 (2016 - 106,501,299))	10,718	10,650
Treasury shares (2,177,639 shares (2016 - 644,768 shares))	(26,273)	(7,389)
Additional paid-in capital	1,096,828	1,094,568
Retained earnings	420,408	316,222
Shareholders’ equity attributable to shareholders	1,501,681	1,414,051
Non-controlling interests	16,849	35,674
Total shareholders’ equity	1,518,530	1,449,725
Total liabilities and shareholders’ equity	$3,909,355	$3,895,644

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three months ended March 31, 2017 and 2016
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2017	2016
Revenues
Gross premiums written	$146,354	$197,156
Gross premiums ceded	(1,125)	—
Net premiums written	145,229	197,156
Change in net unearned premium reserves	(7,220)	(60,354)
Net premiums earned	138,009	136,802
Net investment income (loss)	128,510	(40,110)
Total revenues	266,519	96,692
Expenses
Loss and loss adjustment expenses incurred, net	85,895	84,676
Acquisition costs, net	54,452	51,687
General and administrative expenses	10,572	11,288
Other expenses	2,901	2,706
Interest expense	2,026	2,048
Foreign exchange (gains) losses	15	(2,386)
Total expenses	155,861	150,019
Income (loss) before income tax (expense) benefit	110,658	(53,327)
Income tax (expense) benefit	(5,298)	1,929
Income (loss) including non-controlling interests	105,360	(51,398)
(Income) loss attributable to non-controlling interests	(1,174)	269
Net income (loss)	$104,186	$(51,129)
Earnings (loss) per share
Basic	$1.00	$(0.49)
Diluted	$0.98	$(0.49)
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	104,013,871	104,257,874
Diluted	105,701,599	104,257,874

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended March 31, 2017
	Property and Casualty Reinsurance	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$146,354	$—	$146,354
Gross premiums ceded	(1,125)	—	(1,125)
Net premiums written	145,229	—	145,229
Change in net unearned premium reserves	(7,220)	—	(7,220)
Net premiums earned	138,009	—	138,009
Expenses
Loss and loss adjustment expenses incurred, net	85,895	—	85,895
Acquisition costs, net	54,452	—	54,452
General and administrative expenses	6,312	4,260	10,572
Total expenses	146,659	4,260	150,919
Net underwriting loss	(8,650)	n/a	n/a
Net investment income	36,120	92,390	128,510
Other expenses	(2,901)	—	(2,901)
Interest expense	—	(2,026)	(2,026)
Foreign exchange losses	—	(15)	(15)
Income tax expense	—	(5,298)	(5,298)
Segment income including non-controlling interests	24,569	80,791	105,360
Segment income attributable to non-controlling interests	—	(1,174)	(1,174)
Segment income	$24,569	$79,617	$104,186
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	62.2%
Acquisition cost ratio	39.5%
Composite ratio	101.7%
General and administrative expense ratio	4.6%
Combined ratio	106.3%

	Three months ended March 31, 2016
	Property and Casualty Reinsurance	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$197,156	$—	$197,156
Gross premiums ceded	—	—	—
Net premiums written	197,156	—	197,156
Change in net unearned premium reserves	(60,354)	—	(60,354)
Net premiums earned	136,802	—	136,802
Expenses
Loss and loss adjustment expenses incurred, net	84,676	—	84,676
Acquisition costs, net	51,687	—	51,687
General and administrative expenses	7,062	4,226	11,288
Total expenses	143,425	4,226	147,651
Net underwriting loss	(6,623)	n/a	n/a
Net investment loss	(8,261)	(31,849)	(40,110)
Other expenses	(2,706)	—	(2,706)
Interest expense	—	(2,048)	(2,048)
Foreign exchange gains	—	2,386	2,386
Income tax benefit	—	1,929	1,929
Segment income (loss) including non-controlling interests	(17,590)	(33,808)	(51,398)
Segment (income) loss attributable to non-controlling interests	—	269	269
Segment income (loss)	$(17,590)	$(33,539)	$(51,129)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	61.9%
Acquisition cost ratio	37.8%
Composite ratio	99.7%
General and administrative expense ratio	5.2%
Combined ratio	104.9%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES AND KEY PERFORMANCE INDICATORS

	March 31, 2017	December 31, 2016
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders’ equity	$1,518,530	$1,449,725
Less: non-controlling interests	(16,849)	(35,674)
Shareholders’ equity attributable to shareholders	1,501,681	1,414,051
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	52,430	52,930
Diluted book value per share numerator	$1,600,623	$1,513,493
Basic and diluted book value per share denominator:
Issued and outstanding shares, net of treasury shares	103,050,620	104,173,748
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	5,224,333	5,274,333
Effect of dilutive restricted shares issued to employees	1,103,140	878,529
Diluted book value per share denominator	114,029,256	114,977,773

Basic book value per share	$14.57	$13.57
Diluted book value per share	$14.04	$13.16

	2017	2016
	($ in thousands)
Net investment income (loss) on float	$36,120	$(8,261)
Net investment income (loss) on capital	92,123	(32,096)
Net investment income (loss) on investments managed by Third Point LLC	128,243	(40,357)
Net gain on investment in Kiskadee Fund	267	247
	$128,510	$(40,110)

	2017	2016
	($ in thousands)
Net income (loss)	$104,186	$(51,129)
Shareholders’ equity attributable to shareholders - beginning of period	1,414,051	1,379,726
Impact of weighting related to shareholders’ equity from shares repurchased	(5,038)	—
Adjusted shareholders’ equity attributable to shareholders - beginning of period	$1,409,013	$1,379,726
Return on beginning shareholders’ equity	7.4%	(3.7)%

Non-GAAP Financial Measures and Key Performance Indicators
Book Value per Share and Diluted Book Value per Share
Book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Book value per share is calculated by dividing shareholders’ equity attributable to shareholders by the number of issued and outstanding shares at period end, net of treasury shares. Diluted book value per share represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in book value per share is calculated by taking the change in book value per share divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the change in diluted book value per share divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Float is not a concept defined by U.S. GAAP and therefore, there are no comparable U.S. GAAP measures. Float, as a result, is considered to be a non-GAAP financial measure. We believe that net investment income generated on float is an important consideration in evaluating the overall contribution of our property and casualty reinsurance operation to our consolidated results. It is also explicitly considered as part of the evaluation of management’s performance for purposes of long-term incentive compensation.
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our investments managed by Third Point LLC, net of fees. The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders’ Equity
Return on beginning shareholders’ equity as presented is a non-GAAP financial measure. Return on beginning shareholders’ equity is calculated by dividing net income (loss) by the beginning shareholders’ equity attributable to shareholders. We believe that return on beginning shareholders’ equity is an important measure because it assists our management and investors in evaluating the Company’s profitability. For the three months ended March 31, 2017, we have also adjusted the beginning shareholders’ equity for the impact of the shares repurchased on a weighted average basis. This adjustment increased the stated returns on beginning shareholders’ equity.
Asset Leverage
Asset leverage represents net investments managed by Third Point LLC as a percentage of shareholders’ equity attributable to shareholders.